Exhibit 99.5

Notice of Grant of Restricted Stock Award	SVB FINANCIAL GROUP
and Award Agreement	ID: 94-2875288
3003 Tasman Drive
Santa Clara, CA 95054

Name	Award Number:
Address	Plan: 2006 Equity Incentive Plan
City, State, Zip	ID:

Effective                          (the “Date of Grant”), you have been granted an award of                          shares of SVB Financial Group (the “Company”) common stock. These shares are restricted until the Vesting Date(s) shown below.

The current total value of the award is $                          ..

The award will vest in increments on the date(s) shown (the “Vesting Dates”), subject to Participant continuing to be a Service Provider through each such date.

Shares	Full Vest

By your signature and the Company’s signature below, you and the Company agree that this Award is granted under and governed by the terms and conditions of the Company’s 2006 Equity Incentive Plan and the Award Agreement, all of which are attached and made a part of this document.

SVB Financial Group	Date

Participant Name	Date

SVB FINANCIAL GROUP

RESTRICTED STOCK AWARD AGREEMENT

SVB Financial Group (the “Company”), pursuant to its 2006 Equity Incentive Plan (the “Plan”), has awarded to Participant Shares of Restricted Stock.

The award hereunder is in connection with and in furtherance of the Company’s discretionary bonus program for participation of the Company’s Service Providers. Defined terms not explicitly defined in this agreement shall have the same definitions as in the Plan or in the Notice of Grant of Restricted Stock and Award Agreement (“Notice of Grant”), to which this agreement is attached.

The details of your Award are as follows:

1.                TOTAL NUMBER OF SHARES SUBJECT TO THIS AWARD. The total number of Shares subject to this Award is set forth in the Notice of Grant.

2.                FORFEITURE RESTRICTION. Subject to the terms of Section 3(a), in the event Participant ceases to be a Service Provider for any or no reason (including death or Disability) before the respective Vesting Dates (as set forth in the Notice of Grant), Participant shall forfeit the then Unreleased Shares (defined below) to the Company. Upon such forfeiture, the Company shall become the legal and beneficial owner of the Shares being forfeited and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being forfeited.

3.                RELEASE OF SHARES FROM FORFEITURE RESTRICTION.

(a)           Subject to the limitations contained herein, the Shares will vest (be released) as set forth in the Notice of Grant until either (i) the Shares become fully vested or (ii) Participant ceases to be a Service Provider for any reason. Notwithstanding the foregoing, upon the occurrence of a Change in Control and subject to Participant’s “Covered Termination” (as defined in the Company’s Change in Control Severance Benefit Policy for Non-Executives), all then Unreleased Shares shall be released from the forfeiture restriction. (The period beginning on the date of this Agreement and ending on each respective Vesting Date shall be referred to as the “Period of Restriction”).

(b)           Until the Shares have been released from the forfeiture restriction, they may be referred to herein as “Unreleased Shares.”

(c)           The Unreleased Shares may bear the following forfeiture restrictive legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FORFEITURE IN FAVOR OF THE COMPANY, AS SET FORTH IN A STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.”

(d)           The Share certificates representing the Shares, when released from the forfeiture restriction, shall be delivered to Participant pursuant to Section 4 of this Agreement.

4.                ISSUANCE OF SHARE CERTIFICATES.

(a)           The certificates evidencing the Shares shall be held in escrow by the secretary of the Company until the end of the respective Period of Restrictions (or earlier, upon a Covered Termination), at which time it shall be released to Participant by the Company in accordance with the provisions hereof.

(b)           At the end of each Period of Restriction, the Company shall cause the appropriate certificate representing the Shares (then released from the forfeiture restriction) to be delivered to Participant; provided, however that prior to such delivery Participant shall remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements in connection with the Shares then to be released.

(c)           Subject to the terms hereof, Participant shall have all the rights of a stockholder with respect to such Shares before the Shares are released from the forfeiture restriction, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon. In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, the Unreleased Shares will be increased, reduced or otherwise changed, and by virtue of any such change Participant will in his or her capacity as owner of Unreleased Shares be entitled to new or additional or different shares of stock, cash or securities (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities will thereupon be considered to be Unreleased Shares and will be subject to all of the conditions and restrictions which were applicable to the Unreleased Shares pursuant to this Agreement. If Participant receives rights or warrants with respect to any Unreleased Shares, such rights or warrants may be held or exercised by Participant, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be Unreleased Shares and will be subject to all of the conditions and restrictions which were applicable to the Unreleased Shares pursuant to this Agreement. The Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

5.                ADJUSTMENTS. All references to the number of Shares in this Agreement shall be appropriately adjusted to reflect any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs after the date of this Agreement.

6.                PARTICIPANT’S REPRESENTATIONS.

(a)           Tax Consequences. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(b)           Tax Withholding. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares of Restricted Stock may be released from the escrow established pursuant to Section 4, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. To the extent determined appropriate by the Company in its discretion, it shall have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Shares otherwise are scheduled to vest, Participant will permanently forfeit such Shares and the Shares will be returned to the Company at no cost to the Company.

7.                AWARD NOT A SERVICE CONTRACT. This Award is not a guarantee of continued service and nothing in this Award shall be deemed to create in any way whatsoever any obligation on Participant’s part to continue in the service of the Company, or of the Company to continue Participant’s service with the Company. In addition, nothing in this Award shall obligate the Company or any Affiliate, or their respective stockholders, Board of Directors, officers or employees to continue any relationship which Participant might have as a Service Provider for the Company or Affiliate.

8.                GOVERNING PLAN DOCUMENT. This Award is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this Award, including without limitation the provisions of Section 8 of the Plan relating to Restricted Stock provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Award and those of the Plan, the provisions of the Plan shall control.

9.                Additional Conditions to Release from Escrow. The Company will not be required to issue any certificate or certificates for Shares hereunder or release such Shares from the escrow established pursuant to Section 4 prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed;

(b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator will, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Administrator will, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of grant of the Restricted Stock as the Administrator may establish from time to time for reasons of administrative convenience.

9.                GENERAL PROVISIONS.

(a)           This Agreement shall be governed by the laws of the State of California. This Agreement and the Plan represent the entire agreement between the parties with respect to the receipt of the Shares by Participant. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Award of Restricted Stock.

(b)           The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Participant under this Agreement may only be assigned with the prior written consent of the Company.

(c)           Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(d)           Participant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

By Participant’s signature on the Notice of Grant, Participant represents that this Agreement in its entirety has been reviewed, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.